EXHIBIT 23.2

We hereby consent to the incorporation by reference in the financial statements of OxySure Systems, Inc. for the years ended December 31, 2009 and December 31, 2008 of our reports dated May 14, 2010 included in its Registration Statement on Form S-1 dated July 7, 2010 relating to the financial statements and financial statement schedules for the years ended December 31, 2009 and December 31, 2008 listed in the accompanying index.

/S/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
July 7, 2010 ___________________________________
Date